Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ENCORE ENERGY PARTNERS LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is Encore Energy Partners LP.

II.	The address of the Partnership’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of the general partner are as follows:

Name	Mailing Address
Encore Energy Partners GP LLC	777 Main Street, Suite 1400
Fort Worth, Texas 76102
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Encore Energy Partners LP, as of February 13, 2007.

ENCORE ENERGY PARTNERS GP LLC Its General Partner
By:	/s/ Jon S. Brumley
Jon S. Brumley
Director